UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010
________________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
________________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

As previously reported pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2010, on May 28, 2010, Bonds.com Group, Inc. (the “we,” “our” and the “Company”) entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with a group of accredited investors (the “Purchasers”).  Pursuant to the Purchase Agreement, we issued to the Purchasers (a) secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $650,000 and (b) warrants to purchase up to 1,300,000 shares of our Common Stock at an exercise price of $0.375 per share (the “Warrants”).  The Purchasers paid an aggregate purchase price of $650,000 for the Notes and Warrants.

On June 22, 2010, we entered into an amendment to the Purchase Agreement.  Pursuant to this amendment, (a) we are permitted to sell up to an additional $850,000 in principal amount of Notes and related Warrants on the same terms as provided in the Purchase Agreement until July 14, 2010, and (b) the restriction requiring us to cause our Bonds.com, Inc. subsidiary to have capital equal to at least the lower of $1,000,000 and the aggregate principal amount outstanding under the Notes was eliminated.

Simultaneously with the foregoing amendment, the holders of outstanding Notes (acting through the holder of a majority in principal amount outstanding thereunder) exercised their right to extend the maturity date of the Notes by one year.  Accordingly, the maturity date of the Notes was extended from May 28, 2011 to June 22, 2011.  Pursuant to the terms of the Notes, this extension required us to issue the holders of the Notes additional warrants to purchase two shares of our common stock for each dollar of principal amount outstanding under the Notes, with an exercise price of $0.50 per share, an expiration date of June 22, 2013 and otherwise on substantially the same terms as the Warrants issued in connection with the execution of the Purchase Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

In connection with the extension of the maturity date of the Notes described in Item 1.01 above, on June 22, 2010, we issued warrants to purchase 1,300,000 shares of our Common Stock to a group of accredited purchasers, who are the holders of the Notes.  The Warrants have an exercise price of $0.50 per share and expire on June 22, 2013.  This offer and sale was made in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D in reliance, among other things, on the representations and warranties made by the Purchasers.

All of such securities offered and sold by us have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2010

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Chief Financial Officer